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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 29, 2000


                             OXFORD AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)



         Michigan                    333-75849             38-3262809
(State or other jurisdiction     (Commission File        (IRS Employer
      of incorporation)              Number)             Identification No.)



                             1250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (248) 577-1400



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS

On August 29, 2000, the Registrant successfully completed a consent solicitation with respect to amendments to each of the Indentures governing its $200 million 10 1/8% Senior Subordinated Notes due June 2007 (CUSIP Nos. 690903AJ8 and 690903AC3)(the "Notes"). The amendments limit the required guarantees of the Notes to each domestic subsidiary of the Registrant that becomes an obligor or guarantor with respect to any obligations under one or more bank credit agreements and to each other restricted subsidiary of the Registrant that guarantees the obligations of the Registrant or any domestic subsidiary of the Registrant under any bank credit agreements. The amendments also permit a guarantor of the Notes that is a domestic subsidiary of the Registrant to release its subsidiary guaranty upon the termination of all of its obligations under or guarantees of all bank credit agreements and will permit a guarantor that is not a domestic subsidiary of the Registrant to release its subsidiary guaranty upon the release of all of its guarantees of obligations of the Registrant or the Registrant's domestic subsidiaries under all bank credit agreements.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               OXFORD AUTOMOTIVE, INC.

                               /s/ Aurelian Bukatko
                               -------------------------------------------------
                               Aurelian Bukatko,
                               Senior Vice President and Chief Financial Officer

Dated:   September 6, 2000


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                                  EXHIBIT INDEX

Ex. No.           Description

4.1 Supplemental Indenture, dated as of August 29, 2000, among Oxford Automotive, Inc., the Subsidiary Guarantors under the Indenture and U.S. Bank Trust National Association relating to the Indenture dated as of June 15, 1997, providing for the issuance of 10 18% Senior Subordinated Notes Due 2007, Series A/B.

4.2 Supplemental Indenture, dated as of August 29, 2000, among Oxford Automotive, Inc., the Subsidiary Guarantors under the Indenture and U.S. Bank Trust National Association relating to the Indenture dated as of December 1, 1998, providing for the issuance of 10 18% Senior Subordinated Notes Due 2007, Series D.